Exhibit 99.1

Magnachip Reports Results for First Quarter 2025

Q1 Results Summary

•

Consolidated revenue from continuing operations (which includes Power Analog Solutions (“PAS”) and Power IC (“PIC”) businesses) of $44.7 million was in line with the mid-point of our guidance range of $42.0 to $47.0 million. Excluding Transitional Foundry Services, revenue from continuing operations increased 12.1% year-over-year.

•	Consolidated gross profit margin from continuing operations of 20.9% was above the high-end of our guidance range of 18.5% to 20.5%.

•	Repurchased approximately 0.3 million shares for an aggregate purchase price of $1.1 million during the quarter and ended Q1 with cash of $132.7 million.

•	Announced the shutdown of Display business, which is now classified as discontinued operations from Q1 2025.

Q1 2025 Highlights

•	Q1 was the fourth consecutive quarter of year-over-year growth from continuing operations primarily driven by Power Analog Solutions (PAS) growth in Communications, as well as strength in Power IC.

•	PAS revenue from the Communication market was up 64% year-over-year.

•	Power IC (PIC) business increased 44.1% year-over-year in Q1 driven by strength for both TV-LED and OLED power ICs.

•	Released 27 new-generation PAS products that are ready for commercial sampling.

•

We had 50 design-wins in Q1, up 13.6% from the 44 wins achieved in the year ago quarter. The design-wins include both our new generation Gen 6 Super Junction products and low-voltage Gen 8 MOSFETs, as well as our prior generation medium-voltage and Super Junction products.

SEOUL, South Korea, May 12, 2025 – Magnachip Semiconductor Corporation (NYSE: MX) (“Magnachip” or the “Company”) today announced financial results for the first quarter 2025.

YJ Kim, Magnachip’s CEO, said, “We delivered our fourth consecutive quarter of year-over-year growth from continuing operations, fueled by strong design-wins and momentum in Power Analog Solutions (PAS) and Power IC (PIC). In Q1 alone, we released 27 new-generation PAS products that are fully qualified and ready for commercial sampling, with design-wins spanning the Industrial, Automotive, Consumer, and Communication markets. We currently plan to launch a total of more than 40 new-generation PAS products in 2025 and approximately 55 more in 2026. These innovations not only open new revenue opportunities but are also expected to drive higher gross margins over time. While we remain mindful of geopolitical and macroeconomic uncertainties, we currently forecast sequential and year-over-year growth in revenue for continuing operations of PAS and PIC businesses in Q2.”

YJ Kim added, “Through our 3-3-3 strategy—targeting $300 million in annual revenue, a 30% gross margin, and a three-year execution horizon—we are aligning our product roadmap, R&D investments, and operational priorities to drive structural improvements and sustainable profitability.”

Shinyoung Park, Magnachip’s CFO, said, “In Q1, Magnachip achieved 12.1% year-over-year revenue growth from continuing operations and increased gross margin to 20.9%, up from 17.6% a year ago on an equivalent basis and exceeding the high-end of guidance. We expect to realize significant cost savings from the shutdown of our Display business, resulting in a 30% to 35% reduction in annualized operating expenses. Our balance sheet remains strong, and we are focused on prudent capital allocation as we transition to a more efficient, growth-oriented business model. This structural shift is creating a foundation for sustainable profitability and positions us to create long-term value for shareholders.”

Q1 2025 Financial Highlights

	In thousands of U.S. dollars, except share data
	GAAP(1)
	Q1 2025	Q4 2024(1)	Q/Q change			Q1 2024(1)	Y/Y change
Consolidated Revenues	44,722	51,153	down	12.6%		43,438	up	3.0%
Power solutions business	44,722	48,858	down	8.5%		39,912	up	12.1%
Power Analog Solutions	39,857	43,455	down	8.3%		36,535	up	9.1%
Power IC	4,865	5,403	down	10.0%		3,377	up	44.1%
Transitional Fab 3 foundry services(2)	—	2,295	n/a	—		3,526	n/a	—
Consolidated Gross Profit Margin	20.9%	21.7%	down	0.8	%pts	14.6%	up	6.3	%pts
Power solutions business	20.9%	23.2%	down	2.3	%pts	17.6%	up	3.3	%pts
Power Analog Solutions	17.8%	20.5%	down	2.7	%pts	15.4%	up	2.4	%pts
Power IC	46.5%	44.9%	up	1.6	%pts	41.8%	up	4.7	%pts
Transitional Fab 3 foundry services(2)	—	(11.0)%	n/a	—		(19.4)%	n/a	—
Operating Loss	(6,288)	(7,837)	up	n/a		(9,391)	up	n/a
Loss from continuing operations	(5,082)	(8,732)	up	n/a		(14,284)	up	n/a
Basic Loss per Common Share	(0.14)	(0.24)	up	n/a		(0.37)	up	n/a
Diluted Loss per Common Share	(0.14)	(0.24)	up	n/a		(0.37)	up	n/a

	In thousands of U.S. dollars, except share data
	Non-GAAP(1)(3)
	Q1 2025	Q4 2024(1)	Q/Q change			Q1 2024(1)	Y/Y change
Adjusted Operating Loss	(5,420)	(4,468)	down	n/a		(8,563)	up	n/a
Adjusted EBITDA	(2,073)	(466)	down	n/a		(4,803)	up	n/a
Adjusted Income (Loss)	(3,815)	4,634	down	n/a		(9,836)	up	n/a
Adjusted Earnings (Loss) per Common Share—Diluted	(0.10)	0.12	down	n/a		(0.26)	up	n/a

(1)

GAAP and non-GAAP metrics summarized herein do not include any amounts relating to the Display business, which has been classified as discontinued operations from Q1 2025, and we have reclassified certain prior year amounts to conform to the current year’s presentation.

(2)

Following the consummation of the sale of the Foundry Services Group business and Fab 4 in Q3 2020, we provided transitional foundry services to the buyer for foundry products manufactured in our fabrication facility located in Gumi, Korea, known as “Fab 3” (“Transitional Fab 3 Foundry Services”). The contractual obligation to provide the Transitional Fab 3 Foundry Services ended August 31, 2023, and we had wound down these foundry services by the end of 2024. Because these foundry services during the wind-down period had still been provided to the same buyer by us using our Fab 3 based on mutually agreed terms and conditions, we continued to report our revenue from providing these foundry services and related cost of sales within the Transitional Fab 3 Foundry Services line in our consolidated statement of operations until such wind down was completed. Management believes that disclosing revenue of Transitional Fab 3 Foundry Services separately from the Power solutions business allows investors to better understand the results of our core PAS and Power IC businesses.

(3)

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a meaningful understanding of the factors and trends affecting our business and operations and assist in evaluating our core operating performance. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net loss or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of historical GAAP results to non-GAAP results is included in this press release.

Q2 and Full-year 2025 Financial Guidance

Beginning Q1 2025, the Company has become a pure-play Power company, with the display business classified as discontinued operations and reported separately from continuing operations, which will include PAS and Power IC business lines. While actual results may vary, Magnachip currently expects the following:

For Q2 2025:

•

Consolidated revenue from continuing operations (which includes PAS and Power IC businesses) to be in the range of $45 to $49 million, up 5.2% sequentially and up 6.6% year-over-year at the mid-point. This compares with equivalent revenue of $44.7 million in Q1 2025 and $44.1 million in Q2 2024.

•	Consolidated gross profit margin from continuing operations to be in the range of 19.5% to 21.5%. This compares with equivalent gross profit margin of 20.9% in Q1 2025 and 22.5% in Q2 2024.

For the full-year 2025, we currently reiterate

•	Consolidated revenue from continuing operations to grow mid-to-high single digit year-over-year as compared with equivalent revenue of $185.8 million in 2024.

•

Consolidated gross profit margin from continuing operations between 19.5% to 21.5%, reflecting the fact that we have completed the wind down of Transitional Foundry Services and new generation power products will just begin production in the second half 2025. The equivalent gross profit margin was 21.5% in 2024.

Q1 2025 Earnings Conference Call

Magnachip will host a corresponding conference call at 2:00 p.m. PT / 5:00 p.m. ET on Monday, May 12, 2025, to discuss its financial results. In advance of the conference call, all participants must use the following link to complete the online registration process. Upon registering, each participant will receive access details for this event including the dial-in numbers, a PIN number, and an e-mail with detailed instructions to join the conference call. A live and archived webcast of the conference call and a copy of earnings release will be accessible from the ‘Investors’ section of the Company’s website at www.magnachip.com.

Online registration: https://register-conf.media-server.com/register/BIeaa8b9af1cc64fa4a8f5e1951afc70ab

Safe Harbor for Forward-Looking Statements

Information in this press release regarding Magnachip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include expectations about estimated historical or future operating results and financial performance, outlook and business plans, including second quarter and full year 2025 revenue and gross profit margin expectations, future growth and revenue opportunities from new and existing products and customers, the timing and extent of future revenue contributions by our products and businesses, and the impact of market conditions associated with inflation and higher interest rates, geopolitical conflicts including between Russia-Ukraine and between Israel-Hamas, sustained military action and conflict in the Red Sea, and global macroeconomic conditions resulting from trade and tariff actions instituted between the U.S. and other countries on Magnachip’s future operating results and financial performance. All forward-looking statements included in this release are based upon information available to Magnachip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, among others: the impact of changes in macroeconomic conditions, including those caused by or related to recent trade and tariff actions announced by the U.S. globally and the related retaliatory tariffs and disruptions in supply chains and global trade as a result thereof, inflation, potential recessions or other deteriorations, economic instability or civil unrest; geopolitical conflicts, including between Russia-Ukraine and between Israel-Hamas and sustained military action and conflict in the Red Sea; manufacturing capacity constraints or supply chain disruptions that may impact our ability to deliver our products or affect the price of components, which may lead to an increase in our costs and impact demand for our products from customers who are similarly affected by such capacity constraints or disruptions; the impact of competitive products and pricing; timely acceptance of our designs by customers; timely introduction of new products and technologies; our ability to ramp new products into volume production; industry-wide shifts in supply and demand for semiconductor products; overcapacity within the industry or at Magnachip; effective and cost-efficient utilization of manufacturing capacity; financial stability in foreign markets and the impact of foreign exchange rates; unanticipated costs and expenses or the inability to identify expenses that can be eliminated; compliance with U.S. and international trade and export laws and regulations by us, our customers and our distributors; change to or ratification of local or international laws and regulations, including those related to environment, health and safety; public health issues; other business interruptions that could disrupt supply or delivery of, or demand for, Magnachip’s products; and other risks detailed from time to time in Magnachip’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Form 10-K filed on March 14, 2025, and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. Magnachip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

About Magnachip Semiconductor

Magnachip is a designer and manufacturer of analog and mixed-signal power semiconductor platform solutions for various applications, including industrial, automotive, communication, consumer and computing. The Company provides a broad range of standard products to customers worldwide. Magnachip, with about 45 years of operating history, owns a portfolio of approximately 1,000 registered patents and pending applications, and has extensive engineering, design and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through Magnachip’s website is not a part of, and is not incorporated into, this release.

CONTACT:

Steven C. Pelayo, CFA

The Blueshirt Group

Tel. +1 (360) 808-5154

steven@blueshirtgroup.co

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024(1)	March 31, 2024(1)
Revenues:
Net sales – Power solutions business	$44,722	$48,858	$39,912
Net sales – Transitional Fab 3 foundry services	—	2,295	3,526

Total revenues	44,722	51,153	43,438
Cost of sales:
Cost of sales – Power solutions business	35,360	37,530	32,868
Cost of sales – Transitional Fab 3 foundry services	—	2,547	4,211

Total cost of sales	35,360	40,077	37,079

Gross profit	9,362	11,076	6,359
Gross profit as a percentage of Power solutions business net sales	20.9%	23.2%	17.6%
Gross profit as a percentage of total revenues	20.9%	21.7%	14.6%
Operating expenses:
Selling, general and administrative expenses	9,714	10,388	9,540
Research and development expenses	5,936	6,936	6,210
Other charges	—	1,589	—

Total operating expenses	15,650	18,913	15,750

Operating loss	(6,288)	(7,837)	(9,391)
Interest income	1,545)	2,143	2,141)
Interest expense	(449)	(474)	(185)
Foreign currency loss, net	(405)	(13,265)	(4,988)
Other income, net	114	364	44

Loss from continuing operations before income tax expense (benefit)	(5,483)	(19,069)	(12,379)
Income tax expense (benefit), net	(401)	(10,337)	1,905

Loss from continuing operations	(5,082)	(8,732)	(14,284)
Loss from discontinued operations, net of tax	(3,796)	(7,545)	(1,133)

Net loss	$(8,878)	$(16,277)	$(15,417)

Basic loss per common share—
Continuing operations	$(0.14)	$(0.24)	$(0.37)
Discontinuing operations	(0.10)	(0.20)	(0.03)
Total	$(0.24)	$(0.44)	$(0.40)
Diluted loss per common share—
Continuing operations	$(0.14)	$(0.24)	$(0.37)
Discontinuing operations	(0.10)	(0.20)	(0.03)
Total	$(0.24)	$(0.44)	$(0.40)
Weighted average number of shares—
Basic	36,887,841	36,921,300	38,544,781
Diluted	36,887,841	36,921,300	38,544,781

(1)	We have reclassified prior period financial information to conform to the current year presentation that reflects the classification of the Display business as discontinued operations from Q1 2025.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$132,654	$138,610
Accounts receivable, net	28,270	28,402
Inventories, net	32,633	30,535
Other receivables	5,229	4,444
Prepaid expenses	10,591	10,379
Hedge collateral	2,080	2,080
Other current assets	4,017	4,779

Total current assets	215,474	219,229
Property, plant and equipment, net	80,289	81,463
Operating lease right-of-use assets	3,602	3,107
Intangible assets, net	500	507
Long-term prepaid expenses, net	177	165
Deferred income taxes	53,435	52,889
Other non-current assets	20,390	21,956

Total assets	$373,867	$379,316

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$24,483	$21,642
Other accounts payable	10,522	10,764
Accrued expenses	8,796	8,648
Accrued income taxes	52	56
Operating lease liabilities	1,693	1,393
Other current liabilities	2,241	3,765

Total current liabilities	47,787	46,268

Long-term borrowing	27,276	27,211
Accrued severance benefits, net	18,041	17,094
Non-current operating lease liabilities	1,881	1,823
Other non-current liabilities	9,681	10,123

Total liabilities	104,666	102,519

Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 57,571,469 shares issued and 36,675,789 outstanding at March 31, 2025 and 57,498,507 shares issued and 36,912,118 outstanding at December 31, 2024	575	574
Additional paid-in capital	280,452	279,423
Retained earnings	235,698	244,576
Treasury stock, 20,895,680 shares at March 31, 2025 and 20,586,389 shares at December 31, 2024, respectively	(227,047)	(225,883)
Accumulated other comprehensive loss	(20,477)	(21,893)

Total stockholders’ equity	269,201	276,797

Total liabilities and stockholders’ equity	$373,867	$379,316

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
Cash flows from operating activities
Net loss	$(8,878)	$(15,417)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	3,273	4,099
Provision for severance benefits	1,514	1,405
Loss (gain) on foreign currency, net	(35)	10,226
Provision (reversal) for inventory reserves	1,208	(947)
Stock-based compensation	1,030	900
Deferred income tax assets	(415)	1,313
Other, net	225	263
Changes in operating assets and liabilities
Accounts receivable, net	635	1,401
Inventories	(3,259)	801
Other receivables	(811)	(385)
Other current assets	970	331
Prepaid expenses	1,233	905
Accounts payable	2,542	563
Other accounts payable	(2,622)	(5,256)
Accrued expenses	(111)	(2,045)
Accrued income taxes	(6)	167
Other current liabilities	(901)	(387)
Other non-current liabilities	354	(624)
Payment of severance benefits	(325)	(884)
Other, net	(290)	(401)

Net cash used in operating activities	(4,669)	(3,972)
Cash flows from investing activities
Purchase of property, plant and equipment	(208)	(668)
Payment for intellectual property registration	(63)	(60)
Collection of guarantee deposits	21	1,133
Payment of guarantee deposits	(139)	(1,874)
Other, net	—	1

Net cash used in investing activities	(389)	(1,468)
Cash flows from financing activities
Proceeds from long-term borrowing	—	30,059
Acquisition of treasury stock	(1,306)	(4,659)
Repayment of financing related to water treatment facility arrangement	(111)	(121)
Repayment of principal portion of finance lease liabilities	(38)	(35)

Net cash provided by (used in) financing activities	(1,455)	25,244
Effect of exchange rates on cash and cash equivalents	557	(6,294)

Net increase (decrease) in cash and cash equivalents	(5,956)	13,510
Cash and cash equivalents
Beginning of the period	138,610	158,092

End of the period	$132,654	$171,602

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF OPERATING LOSS FROM CONTINUING OPERATIONS TO ADJUSTED OPERATING LOSS FROM CONTINUING OPERATIONS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024(1)	March 31, 2024(1)
Operating loss– continuing operations	$(6,288)	$(7,837)	$(9,391)
Adjustments:
Equity-based compensation expense	868	1,780	828
Other charges	—	1,589	—

Adjusted Operating Loss– continuing operations	$(5,420)	$(4,468)	$(8,563)

(1)	We have reclassified prior period financial information to conform to the current year presentation that reflects the classification of the Display business as discontinued operations from Q1 2025.

We present Adjusted Operating Loss from continuing operations as a supplemental measure of our performance. We define Adjusted Operating Loss from continuing operations for the periods indicated as operating loss from continuing operations adjusted to exclude (i) Equity-based compensation expense and (ii) Other charges.

For the three months ended December 31, 2024, we recorded in our consolidated statement of operations $1,589 thousand of one-time cumulative financial impact in connection with certain employee benefits.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF LOSS FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA FROM CONTINUING OPERATIONS AND ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024(1)	March 31, 2024(1)
Loss from continuing operations	$(5,082)	$(8,732)	$(14,284)
Adjustments:
Interest income	(1,545)	(2,143)	(2,141)
Interest expense	449	474	185
Income tax expense (benefit), net	(401)	(10,337)	1,905
Depreciation and amortization	3,262	3,657	3,741

EBITDA – continuing operations	(3,317)	(17,081)	(10,594)
Equity-based compensation expense	868	1,780	828
Foreign currency loss, net	405	13,265	4,988
Derivative valuation gain, net	(29)	(19)	(25)
Other charges	—	1,589	—

Adjusted EBITDA – continuing operations	$(2,073)	$(466)	$(4,803)

Loss from continuing operations	$(5,082)	$(8,732)	$(14,284)
Adjustments:
Equity-based compensation expense	868	1,780	828
Foreign currency loss, net	405	13,265	4,988
Derivative valuation gain, net	(29)	(19)	(25)
Other charges	—	1,589	—
Income tax effect on non-GAAP adjustments	23	(3,249)	(1,343)

Adjusted Income (Loss) – continuing operations	$(3,815)	$4,634	$(9,836)

Adjusted Income (Loss) – continuing operations per common share—
- Basic	$(0.10)	$0.13	$(0.26)
- Diluted	$(0.10)	$0.12	$(0.26)
Weighted average number of shares – basic	36,887,841	36,921,300	38,544,781
Weighted average number of shares – diluted	36,887,841	37,738,210	38,544,781

(1)	We have reclassified prior period financial information to conform to the current year presentation that reflects the classification of the Display business as discontinued operations from Q1 2025.

We present Adjusted EBITDA from continuing operations and Adjusted Income (Loss) from continuing operations as supplemental measures of our performance. We define Adjusted EBITDA from continuing operations for the periods indicated as EBITDA – continuing operations (as defined below), adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss, net, (iii) Derivative valuation gain, net and (iv) Other charges. EBITDA – continuing operations for the periods indicated is defined as loss from continuing operations before interest income, interest expense, income tax expense (benefit), net and depreciation and amortization.

We prepare Adjusted Income (Loss) from continuing operations by adjusting loss from continuing operations to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Income (Loss) from continuing operations is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Income (Loss) from continuing operations for the periods as net loss, adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss, net, (iii) Derivative valuation gain, net, (iv) Other charges and (v) Income tax effect on non-GAAP adjustments.

For the three months ended December 31, 2024, we recorded in our consolidated statement of operations $1,589 thousand of one-time cumulative financial impact in connection with certain employee benefits.